EXHIBIT 99.1

                               JOINT PRESS RELEASE

         SUBSIDIARY OF VOICESTREAM WIRELESS CORPORATION ANNOUNCES EXTENSION OF EXPIRATION DATE FOR TENDERS FOR THE SERIES A ZERO COUPON NOTES DUE 2006 AND SERIES B ZERO COUPON NOTES DUE 2008 OF AERIAL COMMUNICATIONS, INC.

         APRIL 10, 2000 - BELLEVUE, WA. --VoiceStream Wireless Corporation ("VoiceStream") (NASDAQ: VSTR) announced today that its subsidiary, VoiceStream Subsidiary IV Corporation ("VSIV"), has extended the Expiration Date for its previously announced tender offers ("Offers") for any and all of the outstanding Series A Zero Coupon Notes Due 2006 (the "Series A Notes") and the Series B Zero Coupon Notes due 2008 (the "Series B Notes") (together, the "Notes") of Aerial Communications, Inc. ("Aerial"), (NASDAQ: AERL). The Expiration Date was extended from April 12, 2000 to May 4, 2000.

         On March 15, 2000, VSIV made the Offers to purchase for cash any or all of the outstanding Series A Notes and Series B Notes. In connection with the Offers, VSIV also sought consents ("Consent Solicitations") to certain Proposed Amendments to the respective Indentures under which the Notes were issued. As previously announced, as of March 31, 2000, VSIV received tenders and consents from holders of all of the Notes.

         The purpose of the Offers and Consent Solicitations is to facilitate a reorganization and related financial restructuring of VoiceStream and its affiliates, including the merger of Aerial into a subsidiary of VoiceStream, which will result in Aerial becoming a wholly-owned subsidiary of VoiceStream. The Offers and acceptance of the Notes for payment are conditioned upon, among other things, the completion of such merger and reorganization.

         As extended, the Offers will expire at 9:00 a.m., New York City time, on May 4, 2000, unless further extended. The consideration for the Notes will be determined as of 2:00 p.m. on the Price Determination Date, which is expected to be May 2, 2000. The amount of the consideration for the Notes is expected to be announced by press release no later than 9:00 a.m. on May 3, 2000. Payment for the Notes will be made in cash on the Payment Date, which is expected to be May 5, 2000.

         Credit Suisse First Boston is acting as Dealer Manager and Solicitation Agent for the Offers and Consent Solicitations; MacKenzie Partners, Inc. is acting as Information Agent; and Bank One Trust Company, N.A. is acting as Depositary.

         Additional information concerning the terms of the Offers and Consent Solicitations may be obtained from Credit Suisse First Boston at 1-800-820-1653. Copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be obtained from MacKenzie Partners, Inc. at 212-929-5500 or 800-322-2885.

         VSIV is a wholly-owned subsidiary of VoiceStream, which is a leading provider of personal communications services through technology based on the wireless communications standard known as Global System for Mobile Communications, commonly known as GSM. VoiceStream's licenses, together with licenses held by joint ventures in which it is an investor, cover 17 of the 25 largest markets in the continental United States and over 193 million persons. VoiceStream's web site is www.voicestream.com.

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         Aerial,  headquartered  in Chicago,  holds  licenses  to provide  fully digital PCS service in areas covering 27.5 million persons of the U.S. population. Aerial's markets include Columbus, Houston, Minneapolis, Kansas City, Pittsburgh and Tampa/Orlando/St. Petersburg. Aerial offers coverage coast-to-coast throughout the United States as well as international roaming with more than 75 wireless partners. Aerial's web site is www.aerial.com.

         This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related Indentures. The Offers and the Consent Solicitations are made solely by the Offer to Purchase and Consent Solicitation Statement dated March 15, 2000, as the same may be supplemented from time to time.






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